                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-11(c) or 14a-12
[ ] Confidential, For Use of the Commission

                            Infinium Software, Inc.
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                (Name of Registrant as Specified in Its Charter)

               The Board of Directors of Infinium Software, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, schedule or registration statement no.:

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   (4) Date filed:

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

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders of Infinium Software, Inc.:

     The Annual Meeting of Stockholders of Infinium Software, Inc. (the "Corporation"), a Massachusetts corporation, will be held on Friday, February 6, 1998 at 4:00 p.m., local time, at The Tara Hyannis Hotel located at West End Circle, Hyannis, Massachusetts 02601, for the following purposes:

          1. To elect two (2) Class II directors to serve for a three-year term or until their successors are elected and qualified.

          2. To ratify the selection of the firm of Price Waterhouse LLP as independent auditors for the fiscal year ending September 30, 1998.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 22, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          ANNE MARIE MONK
                                          Clerk
Hyannis, Massachusetts
January 5, 1998

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                JANUARY 5, 1998

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Infinium Software, Inc., a Massachusetts corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Friday, February 6, 1998, at 4:00 p.m., local time, at The Tara Hyannis Hotel, West End Circle, Hyannis, Massachusetts 02601.

     Only stockholders of record at the close of business on December 22, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 12,244,125 shares of common stock, $0.01 par value per share, (the "Common Stock") of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the Clerk of the Corporation; or
(ii) attending the Annual Meeting and voting in person.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The persons named as attorneys-in-fact in the proxies are officers and/or directors of the Corporation. All properly executed proxies returned in time to be counted at the meeting will be voted. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect. Approval of the proposal set forth under Item 2 requires the affirmative vote of the holders of a majority of the shares present or represented and voting on the matter. An automated system administered by the Corporation's transfer agent tabulates the votes on each matter submitted to stockholders. Abstentions are included in the number of shares present or represented and voting on each matter, and will have the effect of a negative vote on the item voted upon. Broker "non-votes" are not so included and will have no effect on the outcome of the vote on the item.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended September 30, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about January 5, 1998.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name and address of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all executive officers, directors and nominees as a group.

                                                                      AMOUNT AND
                                                                        NATURE            PERCENT
NAME OF BENEFICIAL OWNER                                            OF OWNERSHIP(1)     OF CLASS(2)
------------------------------------------------------------------  ---------------     -----------
Robert A. Pemberton(3)............................................     2,554,763            20.9%
  c/o Infinium Software, Inc.
  25 Communications Way
  Hyannis, MA 02601
Kopp Investment Advisors, Inc.(4).................................     1,652,070            13.5%
  6600 France Avenue South, Suite 672
  Edina, Minnesota 55435
The Equitable Companies Incorporated(5)...........................       724,600             5.9%
  787 Seventh Avenue
  New York, New York 10019
Frederick J. Lizza(6).............................................       225,346             1.8%
John W. Baumstark(7)..............................................       166,500             1.3%
Daniel J. Kossmann(8).............................................       171,500             1.4%
Anne Marie Monk(9)................................................        99,350           *
Francis J. Torbey(10).............................................        13,000           *
R. Stephen Cheheyl(11)............................................        20,000           *
Manuel Correia(12)................................................        51,522           *
Roland D. Pampel(13)..............................................        16,000           *
Robert P. Schechter(14)...........................................        16,000           *
All Executive Officers and Directors as a group (ten
  persons)(15)....................................................     4,057,581            31.5%

---------------
  *  Less than 1%

 (1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

 (2) Applicable percentage of ownership as of the Record Date is based upon 12,244,125 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 3,000 shares held by one of Mr. Pemberton's children and as to which he disclaims beneficial ownership. Also includes 240,000 shares held by the Pemberton Family Foundation, Inc., a not-for-profit organization exempt from tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the directors and officers of which are Robert A. Pemberton and his spouse, Patricia Pemberton.

 (4) Based solely upon information reported on Amendment No. 2 to Schedule 13G as filed with the SEC on February 12, 1997 by Kopp Investment Advisors, Inc. ("Kopp"), reporting that (a) although Kopp exercises investment discretion as to these shares, it votes only 122,500 of such shares and is not the record owner of any of such shares and (b) Kopp is an investment adviser registered under the Investment Advisers Act of 1940.

 (5) Based solely upon information reported on Schedule 13G as filed with the SEC on February 12, 1997 by the Equitable Companies Incorporated ("ECI") on behalf of itself, five French mutual insurance companies (AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA")), AXA (a French company) and the subsidiaries of each company reporting that (a) the filing is made by ECI, AXA (which beneficially owns a majority interest in ECI), and the Mutuelles AXA (which as a group beneficially owns a majority interest in AXA) to report holdings of two subsidiaries of ECI; (b) one subsidiary of ECI has sole voting and dispositive power with respect to 722,600 of such shares and another subsidiary of ECI has shared dispositive power only with respect to 2,000 of such shares; and (c) each of AXA and the Mutuelles AXA disclaim beneficial ownership of all such shares.

 (6) Includes 188,654 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

 (7) Includes 128,500 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

 (8) Includes 131,500 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

 (9) Includes 99,350 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

(10) Includes 12,500 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

(11) Includes 15,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

(12) Includes 43,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date. Includes 1,000 shares held jointly by Mr. Correia with his spouse, Rose Marie Correia, and 7,522 shares held jointly by Mr. Correia with his brother, David Correia.

(13) Includes 15,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date. The remaining 1,000 shares of Common Stock are held jointly by Mr. Pampel with his spouse, Carol D. Pampel.

(14) Includes 15,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date. Includes 1,000 shares held jointly by Mr. Schechter with his spouse, Susan Schechter.

(15) Includes 648,504 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the Record Date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors is currently fixed at six members. The Board of Directors is divided into three classes, each of which consists of two directors. Each director generally serves for a three-year term. The term of the Class II directors will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Manuel Correia and Frederick J. Lizza are the Class I directors; Robert A. Pemberton and Robert P. Schechter are the Class II directors; and Roland D. Pampel and R. Stephen Cheheyl are the Class III directors.

     The Board of Directors has nominated and recommended that Messrs. Pemberton and Schechter, who are currently members of the Board of Directors, be elected Class II directors, to hold office until the 2000 Annual Meeting of Stockholders to be held in 2001 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by such nominee or such director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director:

      NOMINEE'S OR DIRECTOR'S                                               CALENDAR
 NAME AND YEAR NOMINEE OR DIRECTOR                                          YEAR TERM      CLASS OF
      FIRST BECAME A DIRECTOR         POSITION(S) WITH THE CORPORATION     WILL EXPIRE     DIRECTOR
-----------------------------------  ----------------------------------    -----------     --------
NOMINEES:
Robert A. Pemberton................  Director and Chairman of the Board        1998           II
  1981
Robert P. Schechter................  Director                                  1998           II
  1995

CONTINUING DIRECTORS:
Roland D. Pampel...................  Director                                  1999          III
  1995
R. Stephen Cheheyl.................  Director                                  1999          III
  1995
Manuel Correia.....................  Director                                  2000           I
  1993
Frederick J. Lizza.................  Director, President and Chief             2000           I
  1996                                 Executive Officer

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

               NAME                  AGE                          POSITION
-----------------------------------  ---     --------------------------------------------------
Robert A. Pemberton................  56      Director and Chairman of the Board
Frederick J. Lizza.................  43      Director, President and Chief Executive Officer
John W. Baumstark..................  35      Senior Vice President, Field Operations
Daniel J. Kossmann.................  41      Chief Financial Officer, Vice President and
                                             Treasurer
Anne Marie Monk....................  39      General Counsel, Vice President, Secretary and
                                             Clerk
Francis J. Torbey..................  40      Senior Vice President, Application Development
R. Stephen Cheheyl(1)..............  52      Director
Manuel Correia(2)..................  63      Director
Roland D. Pampel(2)................  63      Director
Robert P. Schechter(1).............  49      Director

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Robert A. Pemberton founded the Corporation and has served as Chairman of the Board and a Director since 1981. He served as Chief Executive Officer from 1981 to December 1996 and as President from 1981 to 1990 and from 1993 to February 1996. Before founding the Corporation, Mr. Pemberton held management positions at State Street Bank and Trust Company in Boston and was a Vice President at Boston Safe Deposit and Trust Company.

     Frederick J. Lizza joined the Corporation in January 1995 as Executive Vice President, Product Development and Marketing and assumed responsibility for Customer Support in September 1995. From February to December 1996, Mr. Lizza served as President and Chief Operating Officer of the Corporation. He was elected as a Director of the Corporation in April 1996 and became President and Chief Executive Officer in December 1996. Before joining the Corporation, Mr. Lizza held various executive positions at Trinzic Corporation from 1986 to January 1995, most recently as Vice President and General Manager, Data Access Product Group. Previously, Mr. Lizza held various marketing management positions at Software International (a subsidiary of General Electric Information Services) and at Arthur Andersen & Company.

     John W. Baumstark joined the Corporation in April 1989 and has been Senior Vice President, Field Operations since July 1995, after having served as Vice President, Worldwide Sales and Service Operations from October 1994 to July 1995, Vice President, North American Operations from September 1993 to October 1994 and Regional Sales Manager from December 1991 to September 1993. Before joining the Corporation, Mr. Baumstark held various sales and marketing positions at NCR Corporation from June 1984 to March 1986 and at Management Science America from March 1986 to April 1989.

     Daniel J. Kossmann joined the Corporation in June 1992 as Chief Financial Officer and Vice President. He is responsible for the Finance, Information Systems and Operations functions. Before joining the Corporation, Mr. Kossmann was Vice President, Finance and Administration and Chief Financial Officer of Datalogix International Inc. from 1989 to June 1992, and held various management positions at National Education Corporation from 1981 to 1988. From 1978 to 1981, Mr. Kossmann was employed by Price Waterhouse LLP.

     Anne Marie Monk joined the Corporation in October 1991 as General Counsel and has served as General Counsel and Vice President since February 1993. She is responsible for the Legal, Contracts Administration, Customer Relations and Human Resources functions. Before joining the Corporation, Ms. Monk was associated with the Boston law firms of Csaplar & Bok and Gaston & Snow from 1985 to 1991.

     Francis J. Torbey joined the Corporation in June 1996 as Vice President, Application Development and became an executive officer of the Corporation in October 1996. He is responsible for all application development and research groups. Before joining the Corporation, Mr. Torbey was an executive of Landmark Systems Inc. from 1993 to 1996, most recently as Vice President of Distributed Products. From 1990 to 1993, Mr. Torbey was Director of Research & Development for Intersolv Inc. and held various management positions at Air Products and Chemicals, Inc. from 1979 to 1990.

     R. Stephen Cheheyl has been a Director of the Corporation since July 1995. From October 1994 until he retired in December 1995, Mr. Cheheyl served as an Executive Vice President of Bay Networks, Inc., when Bay Networks was formed though the merger of Wellfleet Communications, Inc. ("Wellfleet") and Synoptics Communications Inc. From December 1990 to October 1994, Mr. Cheheyl served as Senior Vice President, Finance and Administration, of Wellfleet. He also serves as a director of Auspex Systems, Inc., ON Technology Corporation and Sapient Corporation.

     Manuel Correia joined the Corporation's Board of Directors in September 1993. Mr. Correia has served as an Executive Vice President and Chief Operating Officer of CoWare, Inc. since May 1997. Mr. Correia served as Vice President, Technical Services of Cadence Design Systems Inc. ("Cadence") from 1994 to May 1997, Vice President, Applications Engineering Operations of Cadence from 1993 to 1994 and as Vice President, Customer Service of Cadence from 1991 to 1993. Mr. Correia is also a director of C.ATS Software Inc.

     Roland D. Pampel joined the Corporation's Board of Directors in July 1995. Mr. Pampel was the President and Chief Executive Officer of Microcom Corporation from March 1994 until his retirement in

January 1997 and a director of Microcom from March 1994 until May 1997 when Microcom was acquired. Before joining Microcom, Mr. Pampel served as the President, Chief Executive Officer and a director of Nicolet Instrument Corporation from October 1991 to December 1993, and as President, Chief Executive Officer and a director of Bull HN Information Systems from January 1988 to July 1990. Mr. Pampel is also a director of Cayenne Software, Inc. and Peritus Software Inc.

     Robert P. Schechter joined the Corporation's Board of Directors in July 1995. Mr. Schechter has been the President, Chief Executive Officer and a director of Natural MicroSystems Corporation since May 1995 and Chairman since March 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions at Lotus Development Corporation and from 1980 to 1987 was a partner of Coopers & Lybrand L.L.P. Mr. Schechter is also a director of MRS Technology, Inc. and Raptor Systems, Inc.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until the next annual meeting of the Board of Directors and until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five (5) times during the fiscal year ended September 30, 1997. No director, during fiscal 1997, attended less than seventy-five percent of the aggregate of all meetings of the Board of Directors and of the Board committee on which he serves. The Corporation has an Audit Committee and a Compensation Committee. The Audit Committee of the Board of Directors, of which Messrs. Cheheyl and Schechter are currently members, is responsible for reviewing the scope, results and costs of the audit with the Corporation's independent accountants, and reviewing the financial statements and audit practices of the Corporation. The Audit Committee met three (3) times during the last fiscal year. The Compensation Committee, whose members currently are Messrs. Correia and Pampel, is responsible for recommending compensation and benefits for the executive officers of the Corporation to the Board of Directors and for administering the Corporation's 1984 Incentive Stock Option Plan, as amended, the 1989 Stock Option Plan (the "1989 Plan"), the 1995 Stock Plan (the "1995 Plan"), the 1995 Employee Stock Purchase Plan and the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The Compensation Committee met three (3) times during fiscal 1997. The Board of Directors does not currently have a nominating committee.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation earned for services rendered to the Corporation in all capacities during the fiscal years ended September 30, 1997, 1996 and 1995 to (i) each person who served as the Corporation's Chief Executive Officer in fiscal 1997 and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                           COMPENSATION(3)
                                                                           ---------------
                                                                               AWARDS
                                                                           ---------------
                                            ANNUAL COMPENSATION              SECURITIES
                                   -------------------------------------     UNDERLYING
NAME AND PRINCIPAL        FISCAL                          OTHER ANNUAL        OPTIONS/          ALL OTHER
POSITION(1)                YEAR     SALARY     BONUS     COMPENSATION(2)       SARS(#)       COMPENSATION(4)
------------------------- ------   --------   --------   ---------------   ---------------   ---------------
Robert A. Pemberton......  1997    $182,000   $ 79,122       $    --                --          $ 124,566
  Chairman                 1996     242,000     59,423            --                --            127,554
                           1995     242,000     27,316            --                --            127,989
Frederick J. Lizza(5)....  1997     241,667    122,102            --           170,000              5,010
  President and Chief      1996     190,625     50,311            --           180,000              3,429
  Executive Officer        1995     124,744     39,507        63,181(6)        196,000                 --
John W. Baumstark........  1997     175,000    166,228            --            75,000              3,414
  Senior Vice President    1996     160,000     46,719        41,651(7)         28,000              1,600
                           1995     160,000     46,894        57,742(7)         84,000              3,200
Daniel J. Kossmann.......  1997     165,000     80,099            --            70,000              4,688
  Chief Financial Officer  1996     152,000     39,299            --            28,000              3,040
                           1995     152,000     39,507            --            56,000              3,040
Anne Marie Monk..........  1997     135,000     53,725            --            41,800              3,292
  General Counsel          1996     125,000     25,904            --            28,000              1,875
                           1995     100,000     33,863            --            42,000              2,000
Francis J. Torbey(8).....  1997     170,000     68,377       119,411(9)         50,000              3,979
  Senior Vice President,
  Application Development

---------------
(1) Principal positions shown are those held as of September 30, 1997, the end of fiscal year 1997. In December 1996, Mr. Pemberton ceased to serve as Chief Executive Officer of the Corporation and Mr. Lizza became Chief Executive Officer of the Corporation.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officer for such year.

(3) Represents stock options granted during fiscal 1995, 1996 and 1997 under the Corporation's 1989 Plan and 1995 Plan. The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 1995, 1996 or 1997.

(4) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Corporation for the benefit of separate trusts for the benefit of Mr. Pemberton's family members (the "Pemberton Family Trusts");
    (b) Corporation matching contributions under the 401(k) Plan of $3,643 for Mr. Pemberton, $5,010 for Mr. Lizza, $3,414 for Mr. Baumstark, $4,688 for Mr. Kossmann, $3,292 for Ms. Monk and $3,979 for Mr. Torbey; (c) life insurance premiums paid on a universal life policy maintained by the Corporation of $3,876 for Mr. Pemberton; and (d) the dollar value of the benefit to Mr. Pemberton of split-dollar life insurance premiums paid by the Corporation on policies providing total coverage of $10,000,000 owned by the Pemberton Family Trusts, determined to be $116,097 on an actuarial basis. The premium payments made by the Corporation under the split-dollar life insurance policies are advances for the benefit of the Pemberton Family Trusts which are secured by assignments of the related insurance policies. The premium advances made by the Corporation under the split-dollar plans will be repaid (without interest) out of the death benefits payable under the policies.

(5) Mr. Lizza joined the Corporation as an executive officer in January 1995. His fiscal 1995 salary and bonus are for the portion of such year in which he was employed by the Corporation.

(6) Represents a $15,000 signing bonus and $48,181 paid for relocation expenses.

(7) Represents sales commissions for the fiscal year.

(8) Mr. Torbey became an executive officer in October 1996. Information is provided as to all compensation of Mr. Torbey for service to the Corporation in all capacities during the entire fiscal year.

(9) Includes approximately $107,000 of expenses incurred in connection with Mr. Torbey's relocation from Maryland to the Hyannis area.

EXECUTIVE COMPENSATION PLAN

     For fiscal 1995, 1996 and 1997, each of the executive officers of the Corporation participated in an incentive bonus plan which provided cash bonuses based upon the attainment of certain corporate quarterly and annual profits targets and annual revenues and bookings targets. The amounts of these bonuses earned in such fiscal years are included in the compensation table set forth above. The plan also provides that, in the event the executive is terminated without cause and the executive enters into a one-year non-competition agreement with the Corporation, he or she will be entitled to receive (i) severance pay from the Company in a lump sum equal to the total annual target compensation for the year (salary and bonuses), (ii) employee benefits for one year following the date of termination and (iii) acceleration of the vesting of all outstanding options.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during fiscal 1997 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                             INDIVIDUAL GRANTS                               REALIZABLE VALUE
                      ----------------------------------------------------------------      AT ASSUMED ANNUAL
                      NUMBER OF                                                               RATES OF STOCK
                      SECURITIES    PERCENT OF TOTAL                                        PRICE APPRECIATION
                      UNDERLYING     OPTIONS GRANTED       EXERCISE OR                      FOR OPTION TERM(4)
                       OPTIONS        TO EMPLOYEES       BASE PRICE PER     EXPIRATION    ----------------------
        NAME          GRANTED(1)    IN FISCAL YEAR(2)       SHARE(3)           DATE          5%          10%
--------------------- ----------    -----------------    ---------------    ----------    --------    ----------
Robert A.
  Pemberton..........        --              --                   --                --          --            --
Frederick J. Lizza...   100,000           6.88%              $ 7.000          11/04/06    $440,226    $1,115,620
                         70,000           4.81%                5.875          04/18/07     258,633       655,427
John W. Baumstark....    50,000           3.44%                7.000          11/04/06     220,113       557,810
                         25,000           1.72%                5.875          04/18/07      92,369       234,081
Daniel J. Kossmann...    50,000           3.44%                7.000          11/04/06     220,113       557,810
                         20,000           1.38%                5.875          04/18/07      73,895       187,265
Anne Marie Monk......    25,000           1.72%                7.000          11/04/06     110,057       278,905
                         16,800           1.16%                5.875          04/18/07      62,072       157,302
Francis J. Torbey....    25,000           1.72%                7.000          11/04/06     110,057       278,905
                         25,000           1.72%                5.875          04/18/07      92,369       234,081

---------------
(1) The per share exercise price of all options is the market price of the Common Stock on the date of grant, and the term of each option is ten years, subject to earlier termination upon termination of employment. All options granted as of November 4, 1996 and expiring on November 4, 2006 become exercisable at the rate of 25% annually over four years from the date of grant. All options granted on April 18, 1997 and expiring on April 18, 2007 become exercisable at the rate of 25% on the first anniversary of the date of grant and 75% in thirty-five equal monthly increments from May 18, 1998 through March 18, 2001. The exercisability of all such options accelerates upon termination of the optionee's employment for any reason other than cause if the optionee executes a one-year non-competition agreement with the Corporation.

(2) Based on an aggregate of 1,453,900 shares subject to options granted to employees of the Company in fiscal 1997.

(3) The exercise or base price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Corporation's Common Stock granted to the Named Executive Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended September 30, 1997; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at September 30, 1997; and
(iv) the value of such unexercised options at September 30, 1997:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                 YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                          SHARES                       NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                         ACQUIRED        VALUE           OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT FISCAL
                            ON          REALIZED             YEAR-END                      YEAR-END($)(3)
         NAME           EXERCISE(#)      ($)(2)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------  -----------     --------     -------------------------     ------------------------------
Robert A. Pemberton...         --             --            --/--                            --/--
Frederick J. Lizza....     12,000       $ 81,300           82,000/403,000              $   553,716/$2,928,839
John W. Baumstark.....     30,000        231,932           72,600/153,400                   741,972/1,317,261
Daniel J. Kossmann....     25,000        155,000          109,000/133,000                 1,205,428/1,106,849
Anne Marie Monk ......     11,200       $ 59,080            69,300/90,100                     732,128/721,360
Francis J. Torbey.....         --             --             6,250/68,750                      41,019/541,831

---------------
(1) The Company has not granted SARs.

(2) Amounts disclosed in this column are calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Corporation's Common Stock at the time of such sale.

(3) Value is based on the difference between the option exercise price and the fair market value at September 30, 1997, the fiscal year end ($14.813 per share closing price as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors: Mr. Correia and Mr. Pampel. From time to time, Mr. Pemberton (the Chief Executive Officer until December 1996), Mr. Lizza (the Chief

Executive Officer since December 1996), Mr. Kossmann (the Chief Financial Officer) and Ms. Monk (the General Counsel) may attend meetings of the Compensation Committee but they are not in attendance at the time any decision regarding their own compensation is made.

     Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing, amending, terminating and making grants under the Corporation's stock and stock option plans and reviewing and approving cash and noncash compensation matters concerning the executive officers of the Corporation. The Compensation Committee's objective is to establish compensation programs designed to (a) attract, retain and reward executives who will lead the Corporation in achieving its business goals and (b) align the financial interests of the Corporation's executives with those of its long-term investors.

  Overview

     Compensation under the executive compensation program is comprised of cash compensation in the form of salary, quarterly and annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical, disability and life insurance plans, a dependent care voucher plan, financial planning assistance, the 1995 Employee Stock Purchase Plan and a 401(k)-qualified savings and profit-sharing plan. All of these plans, other than the financial planning assistance, are generally available to all employees of the Corporation.

     In the first half of the 1996 fiscal year, the Corporation commissioned an independent outside consulting firm to conduct a total compensation survey of the compensation of certain executive positions in a group of comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Corporation. In addition, the Corporation reviews proxy information from comparable companies and data from nationally recognized surveys. Each executive's total annual target compensation (that is, annual base salary plus incentive compensation) is at or near the mid-point of the range of compensation for executives in comparable companies. Some of the companies included in the survey data were also included in the indices used for comparison in the Corporation's Stock Performance Graph.

  Base Salary

     Base salary levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid similar executive officers at comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Corporation. In addition, the Compensation Committee generally takes into account the Corporation's past financial performance and future expectations.

     Base salary levels for fiscal year 1997 for each of the Corporation's executive officers, including the Chief Executive Officer, were determined based on the results of the commissioned survey described above, a review of proxy information from comparable companies and data from nationally recognized surveys. Fiscal year 1997 base salary levels for each of the executives generally were generally at the median salary levels for the comparable positions at the companies included in those surveys.

  Incentive Compensation

     Each executive officer is eligible to receive cash bonuses at the end of each fiscal quarter and at the end of the fiscal year based upon the Corporation's performance. Target annual bonus and commission amounts for fiscal year 1997 for each of the Corporation's executive officers, including the Chief Executive Officer, were determined based on the results of the commissioned survey referred to above, a review of proxy information from comparable companies and data from nationally recognized surveys. Fiscal year 1997 target annual bonus and commission amounts for each of the executives generally were not less than slightly below nor more than slightly above the median incentive compensation levels for the comparable positions at the companies included in those surveys.

     Generally, actual quarterly and annual bonuses earned are based on the Corporation's performance in comparison to the quarterly and annual profit targets, annual revenue targets, and, for Mr. Baumstark, quarterly software and services revenue targets set by the executive officers and the Board of Directors at the beginning of the fiscal year. Except for the first fiscal quarter of 1997, actual quarterly and annual bonuses earned in fiscal 1997 were based on the Corporation's performance in comparison to the quarterly and annual profit targets, annual revenue targets, and, for Mr. Baumstark, quarterly software and services revenue targets set by the executive officers and the Board of Directors just following the Corporation's acquisition of Time (Open Systems) Ltd. in January 1997.

     In the event that the Corporation meets all of the performance targets on which bonuses are based, each executive officer will receive 150% of his or her respective target quarterly and annual bonus amount. If the Corporation's performance is greater or less than its performance targets, actual quarterly and annual bonuses paid will be greater or less than the target quarterly and annual bonus by an accelerated or decelerated factor, as the case may be. In general, fifty percent of the target annual bonus amount is based on quarterly performance and fifty percent is based on annual performance.

     Except for Mr. Baumstark, because the Corporation did not meet all of the performance goals set for it by the executive officers and the Board of Directors for the fiscal year, the bonuses that each executive officer received in fiscal year 1997 were slightly lower than the target annual bonus amount set for each executive officer. The bonuses Mr. Baumstark received in fiscal year 1997 were slightly higher than the target annual bonus amount set for him because the Corporation exceeded its quarterly software and services revenue targets. The bonuses that each executive officer received in fiscal year 1997 were generally at the median incentive compensation levels for the comparable positions at the companies included in the surveys referred to above. Quarterly and annual bonuses totaling $569,653 were awarded to the Corporation's executive officers, of which Mr. Pemberton received $79,122, Mr. Lizza received $122,102 and Messrs. Kossmann, Baumstark and Torbey and Ms. Monk, collectively, received $368,429.

  Stock Options

     Stock options are the principal vehicle used by the Corporation for the payment of long-term compensation, to provide a stock-based incentive to improve the Corporation's financial performance and to assist in the recruitment, retention and motivation of key professional and managerial personnel. The Corporation's stock option plans are administered by the Compensation Committee. To date, the Compensation Committee has not granted stock options at less than fair market value.

     Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions to the Corporation and the Corporation's financial performance. Stock options are designed to align the interests of the Corporation's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Corporation, the price of the Common Stock, and hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Corporation. The Corporation grants new options to the executives, including the Chief Executive Officer, on an ongoing basis to provide continuing incentives to the executives for future performance and to incent them to remain with the Corporation.

     During the fiscal year ended September 30, 1997, options to purchase an aggregate of 406,800 shares of Common Stock were awarded to the Corporation's executive officers. Of such options, 170,000 were granted to Mr. Lizza.

  Other Benefits

     The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit-sharing plan, which permits employees to invest in a wide variety of funds on a pre-tax basis. The Corporation also maintains medical, disability and life insurance plans, a dependent care voucher plan, and other benefit plans for its employees. The Corporation also provides financial planning assistance for executive officers of the Corporation.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deduction for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and the related regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation shall be deductible for federal income tax purposes.

  Mr. Pemberton's Compensation

     Consistent with the executive compensation policies described above of providing salaries and target incentive compensation based on the results of the commissioned survey referred to above, a review of proxy information from comparable companies and data from nationally recognized surveys, the Compensation Committee determined the base salary and target incentive compensation for Mr. Pemberton, the Corporation's Chief Executive Officer until December 1996. The incentive compensation that Mr. Pemberton received during fiscal 1997 was slightly lower than the target incentive compensation set for him because the Corporation did not meet all of the performance goals set for it by the executive officers and the Board of Directors for the fiscal year. His incentive compensation was at the median incentive compensation levels for the comparable positions at the companies included in the surveys referred to above. For the fiscal year, Mr. Pemberton received $182,000 in base salary and was awarded bonuses totaling $79,122 based upon corporate performance. Mr. Pemberton's bonus compensation for fiscal 1997 was approximately 43% of his base salary. Mr. Pemberton, who owned, as of September 30, 1997, 2,554,763 shares of Common Stock in the Corporation, was not granted any options in fiscal 1997 to purchase shares of Common Stock.

  Mr. Lizza's Compensation

     Consistent with the executive compensation policies described above of providing salaries and target incentive compensation based on the results of the commissioned survey referred to above, a review of proxy information from comparable companies and data from nationally recognized surveys, the Compensation Committee determined the base salary and target incentive compensation for Mr. Lizza, the Corporation's Chief Executive Officer since December 1996. The incentive compensation that Mr. Lizza received for fiscal 1997 was slightly lower than the target incentive compensation set for him because the Corporation did not meet all of the performance goals set for it by the executive officers and the Board of Directors for the fiscal year. His incentive compensation was at the median incentive compensation levels for the comparable positions at the companies included in the surveys referred to above. For the fiscal year, Mr. Lizza received $241,667 in base salary and was awarded bonuses totaling $122,102 based upon corporate performance. Mr. Lizza's bonus compensation for fiscal 1997 was approximately 51% of his base salary. Mr. Lizza, who owned, as of September 30, 1997, 29,946 shares of Common Stock in the Corporation, was granted options to purchase 170,000 shares of Common Stock in fiscal 1997.

                                          RESPECTFULLY SUBMITTED BY THE
                                          COMPENSATION COMMITTEE

                                          Manuel Correia
                                          Roland D. Pampel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Correia and Pampel. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Corporation receives $10,000 annually (paid at the rate of $2,500 per quarter) for serving as a director and an additional $1,000 for each Board meeting attended. The non-employee directors of the Corporation are Messrs. Cheheyl, Correia, Pampel and Schechter. The Corporation also reimburses non-employee directors for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings.

     Under the Corporation's Director Plan, at each annual meeting, each non-employee director of the Corporation will receive an option to purchase 4,000 shares of Common Stock, which will be exercisable over a four-year period at the rate of 25% per year. In addition, any person shall, upon first becoming a non-employee director, receive an option to purchase 28,000 shares, which will also be exercisable over a four-year period at the rate of 25% per year. The exercise price per share for all options granted under the Director Plan will be equal to the market price of the Common Stock on the date of grant. During fiscal 1997, each of the non-employee directors was granted an option to purchase 4,000 shares of Common Stock at $7.125, the fair market value on the date of grant.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on November 17, 1995 through September 30, 1997, with the cumulative total return for The Nasdaq Stock Market (U.S. companies) and the Hambrecht & Quist Computer Software Index (the "H & Q Computer Index"). The comparison assumes $100 were invested on November 17, 1995 in the Corporation's Common Stock at the $11.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        Measurement Period               INFINIUM          NASDAQ STOCK      HAMBRECHT & QUIST
      (Fiscal Year Covered)           SOFTWARE, INC.       MARKET (U.S.)     COMPUTER SOFTWARE
11/17/95                                   100                 100                 100
Sep-96                                      91                 118                 117
Sep-97                                     138                 162                 152

---------------
(1) Before November 17, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Certain information used on this graph was obtained from the Nasdaq Stock Market. The Nasdaq Stock Market -- US Index was prepared by Nasdaq by the Center for Research in Security Prices at the

    University of Chicago and the H & Q Computer Index was prepared by Research, an independent company. Such sources are believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation has adopted a policy whereby all transactions between the Corporation and its officers, directors and affiliates will be on terms no less favorable to the Corporation than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Corporation's Board of Directors.

     One member of Mr. Pemberton's family is employed by the Corporation in a managerial, non-executive position. The Corporation believes that the compensation paid by the Corporation to this family member is on terms no less favorable to the Corporation than could be obtained from unrelated third parties.

                                   PROPOSAL 2

                            APPOINTMENT OF AUDITORS

     The Board of Directors proposes that the firm of Price Waterhouse LLP ("Price Waterhouse"), independent certified public accountants, be appointed to serve as auditors for the fiscal year ending September 30, 1998. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years. Price Waterhouse has served as the Corporation's accountants since 1994. It is expected that a member of Price Waterhouse will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

            SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 1997 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 1997.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than September 7, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Infinium Software, Inc., 25 Communications Way, Hyannis, Massachusetts 02601, attention: Secretary and Clerk.

                           INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this proxy statement has been approved by the Board of Directors of the Corporation.

                                                                  SKU 1452-PS-98

                                  DETACH HERE


                            INFINIUM SOFTWARE, INC.

           Proxy for Annual Meeting of Stockholders, February 6, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Daniel J. Kossmann and Anne Marie Monk, and each of them with full power of substitution to vote all shares of stock of INFINIUM SOFTWARE, INC. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Friday, February 6, 1998, at 4:00 p.m. local time at The Tara Hyannis Hotel located at West End Circle, Hyannis, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 5, 1998, a copy of which has been received by the undersigned.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES, OR ANY NOMINEE FOR WHICH APPROVAL HAS NOT BEEN WITHHELD, AND IN FAVOR OF SELECTION OF PRICE WATERHOUSE LLP AS AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                    -----------
                                                                    SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                    -----------

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

     1. To elect two (2) Class II directors to serve for a three-year term except as marked to the contrary below:

         Nominees: Robert A. Pemberton and Robert P. Schechter

                                        FOR             WITHHELD
                                  [ ]  BOTH        [ ]  FROM BOTH
                                      NOMINEES          NOMINEES

         [ ]
            ---------------------------------------
            For both nominees except as noted above

                                                         FOR  AGAINST  ABSTAIN
     2.  To ratify the selection of the firm of Price    [ ]    [ ]      [ ]
         Waterhouse LLP as auditors for the
         Corporation for the fiscal year ending
         September 30, 1998.


     3. To transact such other business as may properly come before the meeting and any adjournments thereof.



     MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

     Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Signature:                   Date:     Signature:                     Date:
          ------------------      ----           --------------------      ----